                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement (Consent Statement)    / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL BEVERAGE CORP.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            NATIONAL BEVERAGE CORP.

               SOLICITATION OF CONSENT OF SHAREHOLDERS STATEMENT

INTRODUCTION

         These materials are furnished in connection with the solicitation by the Board of Directors of National Beverage Corp., a Delaware corporation (the "Company"), of consents in writing for an amendment to the Company's Restated Certificate of Incorporation. Only shareholders of record as of the close of business on the record date will be entitled to tender their written consents to the Company. This Solicitation of Consent of Shareholders Statement and Consent Card are being sent to Shareholders on or about September ___, 1996. The principal executive offices of the Company are located at One North University Drive, Fort Lauderdale, Florida 33324 and its telephone number is
(954) 581-0922.

PURPOSE OF SOLICITATION OF CONSENT

         The Company's Board of Directors has passed a resolution approving an amendment to the Company's Restated Certificate of Incorporation. The Company's Board of Directors is soliciting consents in writing to authorize the proposed amendment to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares. The full text of the proposed amendment to the Restated Certificate of Incorporation is attached as Exhibit "A" and incorporated herein by reference.

SOLICITATION OF WRITTEN CONSENTS

         These solicitation materials are furnished in connection with the solicitation of written consents by the Board of Directors and management of the Company to be used as set forth herein.

         Section 228 of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the Company to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business of an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. To be effective, the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company.

         If written consents of a majority of the Company's stockholders as of September ___, 1996 are not received within sixty (60) days from the date on which the Company

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

first receives the written consent being solicited hereunder, then such written consents shall be null and void and the request for written consents of the shareholders for the approval of the proposed amendment to the Company's Restated Certificate of Incorporation shall be deemed to have failed. However, if written consents from a majority of the Company's stockholders of record (less any such previously delivered written consents that may have been rescinded by delivery of a written notice of rescission to the Company) are received within such sixty (60) day period, then the proposed amendment to the Company's Restated Certificate of Incorporation shall be approved.

         Nick A. Caporella, Chairman, President and Chief Executive Officer of the Company and the beneficial owner of 7,133,652 shares of Common Stock (approximately 77.4% of the outstanding shares) has indicated that he will execute a consent in favor of the proposed amendment to the Restated Certificate of Incorporation. The Company has been advised by the American Stock Exchange that no consent solicitation shall be effective until expiration of fifteen days from the mailing of the consent solicitation materials. Accordingly, upon expiration of the fifteen day period, the amendment will have been approved by shareholders. This Solicitation of Consent of Shareholder Statement also serves as notice for shareholders of any action taken by less than unanimous written consent as required by Section 228(d) of the Delaware General Corporation Law.

SUBMISSION OF WRITTEN CONSENTS

         The Board of Directors of the Company has fixed the close of business on September ___, 1996, as the record date (the "Record Date") for determination of the shareholders of record entitled to notice of, and to submit written consents in respect of the proposed amendment to the Company's Restated Certificate of Incorporation. As of the Record Date, there were ____ shares of Common Stock outstanding and entitled to vote. Only holders of record of the Company's Common Stock at the close of business on the Record Date are entitled to notice and to submit written consents as solicited herein. If you are a record holder of shares of Common Stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to, or abstain, with respect to the proposal by marking the "CONSENT", "CONSENT WITHHELD", or "ABSTAIN" box, as applicable, underneath the proposal on the accompanying consent card.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of the Record Date, there were issued and outstanding ______ shares of Common Stock, the only class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote.

Principal Stockholders

         As of the Record Date the only persons known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock were the following:

                                                                             AMOUNT AND
                                                                             NATURE OF
                 NAME AND ADDRESS                                            BENEFICIAL               PERCENT
                 OF BENEFICIAL OWNER               TITLE OF CLASS            OWNERSHIP                OF CLASS
                 -------------------               --------------            ---------                --------
                 Nick A. Caporella                 Common Stock              7,133,652(1)                77.4%
                 One North University Drive
                 Fort Lauderdale, Florida 33324

                 IBS Partners Ltd.                 Common Stock              6,937,968                   75.3%
                 Three Riverway, Suite 440
                 Houston, Texas  77056

         (1) Includes 6,937,968 shares owned by IBS Partners Ltd. ("IBS"). IBS is a Texas limited partnership of which Mr. Caporella is the sole general partner. By virtue of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 5,000 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.

Management

         The table below reflects as of the Record Date, the number of shares of Common Stock beneficially owned by the directors and each executive officer of the Company whose compensation exceeded $100,000 for fiscal year ended April 27, 1996, and the number of shares beneficially owned by all directors and executive officers as a group:

                                                            AMOUNT AND NATURE OF                      PERCENT
                 NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP                      OF CLASS
                 ------------------------                   --------------------                      --------
                 Nick A. Caporella                            7,133,652      (1)                         77.4%
                 Joseph G. Caporella                             22,000      (2)                            *
                 S. Lee Kling                                    33,500                                     *
                 Joseph P. Klock, Jr.                             6,000      (3)                            *
                 All executive officers and directors               --       (4)                         78.1%
                 as a group (7 in number)

                 *Less than 1%
         (1) Includes 6,937,968 shares held by IBS. Mr. Caporella is the sole general partner of IBS. Also includes 5,000 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.
         (2) Represents shares issuable upon exercise of currently exercisable options.
         (3) Includes 4,000 shares issuable upon exercise of currently exercisable options.
         (4) Includes _______ shares issuable upon exercise of currently exercisable options.


PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION

         On September , 1996, the Company's Board of Directors unanimously approved a resolution to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares. The Company currently has authorized Twenty One Million (21,000,000) share of stock, of which 20,000,000 are designated Common Stock and 1,000,000 are designated preferred stock.

         If the Amendment to the Restated Certificate of Incorporation is approved, the Company would be authorized to issue 50,000,000 shares of Common Stock. The proposed amendment would revise SECTION 1 of ARTICLE FOURTH of the Company's Restated Certificate of Incorporation to read as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, of which fifty million (50,000,000) shall be Common Stock, par value $.01 per share, and one million (1,000,000) shall be preferred stock, par value $1.00 per share."

DESCRIPTION OF THE AMENDMENT TO BE APPROVED

         The Company intends to amend its Restated Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock, par value $.01 per share, by 30,000,000 shares, from 20,000,000 shares to 50,000,000 shares. The amendment has previously been unanimously approved by the Company's Board of Directors. The additional shares of Common Stock will have the same rights and privileges as the presently outstanding shares of Common Stock. No holder of Common Stock of the Company has any preemptive rights.

         The authorized Common Stock of the Company presently consists of 20,000,000 shares of Common Stock, par value $.01 per share. As of the Record
Date,          shares of such authorized shares were issued and outstanding
and         shares were reserved for issuance under the Company's various stock plans for currently outstanding stock awards.

         On August 23, 1996, the Board of Directors of the Company declared a two-for-one stock split by way of stock dividend payable to all holders of record on September 9, 1996. The stock dividend is to be paid on October 25, 1996. Following the payment of the stock dividend, the Company will have
           shares of Common Stock outstanding and          shares reserved for
issuance under the Company's various stock plans for currently outstanding stock awards. As a result of the stock dividend, the Company will have less than 500,000 shares of Common Stock available for grant and the Board of Directors of the Company deemed it prudent to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for grant. Until such time as the Amendment is effective under Delaware Law, the Company will not have more than 20,000,000 shares of Common Stock outstanding at any time.

         The increase in the number of authorized shares of Common Stock will provide additional shares for issuance, without the delay and expense of further stockholder approval, at such time or times and for such proper corporate purposes as the Board of Directors may in the future deem advisable. Such shares may be issued if and when the Board of Directors of the Company decides it is in the best interest of the Company to obtain funds through the sale of Common Stock, or if the Board should decide to declare a stock split or stock dividend, or the Board determines to use shares of Common Stock in connection with the possible acquisition of other products or businesses should the opportunity arise, or in connection with the issuance of shares pursuant to the Company's stock plans. Except for the two-for-one stock split by way of stock dividend declared on August 23, 1996, and the issuance of shares of common stock under


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

Company stock plans, the Company currently has no plans or proposal to issue any shares for any of such purposes. Unless required by applicable law, the rules of the American Stock Exchange, Inc., the Company's Restated Certificate of Incorporation or By-Laws, it is not anticipated that the Company will solicit the votes of stockholders prior to the issuance of Common Stock for any of the purposes described above.

         Since the amount of the Delaware franchise taxes payable by the Company is based in part on the number of shares of the capital stock which are authorized by the Company's Restated Certificate of Incorporation, the increase in the number of shares of authorized Common Stock by 30,000,000 shares, will increase the annual franchise taxes payable by the Company per year by approximately $10,000.00.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO THE ABOVE PROPOSAL.

EFFECTIVENESS OF AMENDMENT

         If the amendment to the Restated Certificate of Incorporation is approved, upon filing of the Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, the amendment will become effective.

         Under applicable Delaware Law, stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendments to the Company's Certificate of Incorporation.

THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that, during the fiscal year ended April 27, 1996, its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements.

AUDITORS

The Company's independent public auditors are Coopers & Lybrand, L.L.P.

MISCELLANEOUS

All of the costs and expenses in connection with the preparation and mailing of this Solicitation of Consent of Shareholders Statement and the solicitation of consents will


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

be borne by the Company. Solicitation of consents may be made by the directors, officers and other employees of the Company and its affiliates. No such persons will receive additional compensation for such solicitation. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of this Solicitation of Consent of Shareholders Statement to their principals.

YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY.


                                 By Order of the Board of Directors:

September ___, 1996              ______________________________________
                                 NICK A. CAPORELLA
                                 Chairman

                                  CONSENT CARD

CONSENT BY SHAREHOLDERS OF NATIONAL BEVERAGE CORP. TO ACTION WITHOUT A MEETING

         This written consent is being solicited on behalf of the Board of Directors.

         The undersigned, a stockholder of record of National Beverage Corp. (the "Company") hereby takes the action indicated below pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value of $.01 per share, of the Company held by the undersigned to the proposal set forth below, without a meeting, without prior notice and without a vote:

         RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by changing SECTION 1, ARTICLE FOURTH thereof so that, as amended, such Article shall be read as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, of which fifty million (50,000,000) shall be Common Stock, par value $.01 per share, and one million (1,000,000) shall be preferred stock, par value $1.00 per share."

         [ ]  CONSENT             [ ] CONSENT WITHHELD             [ ] ABSTAIN
         IF NO BOX IS MARKED ABOVE, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

         Dated this ___ day of _______________ , 1996.

[Label stating name of stockholder
and number of shares held]


                                   ________________________________
                                   Signature

                                   ________________________________
                                   Signature if held jointly


                       PLEASE SIGN, DATE AND RETURN THIS
                            WRITTEN CONSENT PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NATIONAL BEVERAGE CORP.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

             _______________________________________________________


         NATIONAL BEVERAGE CORP., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST:   The name of the corporation is National Beverage Corp. (the
"Corporation"). The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 1, 1985, and was restated pursuant to a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 8, 1990, and further amended pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 23, 1992.

         SECOND:   That the Board of Directors of said Corporation at a meeting
held on September   , 1996 unanimously approved a resolution proposing and
declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

         "RESOLVED, that the Certificate of Incorporation of the Corporation be amended to increase the authorized capital of the Corporation by deleting SECTION 1 of Article "FOURTH" thereof in its entirety and substituting thereof a new SECTION 1 of Article "FOURTH" that shall read as follows:

                          SECTION 1. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which fifty million (50,000,000) shares shall be common stock, par value $.01 per share, and one million (1,000,000) shares shall be preferred stock, par value $1.00 per share."

         THIRD:   Pursuant to Section 228 of the General Corporation Law of the
State of Delaware, holders of a majority of the outstanding stock voted in favor of said amendment and proper notice has been provided to shareholders under Section 228(d) of the General Corporation Law of the State of Delaware.

         FOURTH:    That the aforementioned amendment was duly adopted in
accordance with the applicable provisions of Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, this Certificate of Amendment has been signed and alleged to under penalties of perjury this ___ day of _________ , 1996.

                                                NATIONAL BEVERAGE CORP.


                                            By: ________________________________
                                                Nick A. Caporella
                                                President


Attest:

________________________________
Joseph G. Caporella
Secretary